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                                                                    EXHIBIT 11.1


                                 BANCTEC, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)
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                                               THREE MONTHS ENDED
                                               JUNE 25,     JUNE 26,
                                                 1995         1994
                                              -----------  -----------

Net Income                                    $ 3,825,000  $ 3,702,000
                                              ===========  ===========

Shares:
 Weighted average number of
  shares outstanding                           10,585,404   10,595,728
 Shares issuable from assumed
  exercise of stock options and
  stock purchase plan reduced by
  number of shares which could
  have been purchased with the
  proceeds from exercise of such
  options and purchase plan                       348,731      631,618
                                              -----------  -----------

     Weighted average number
      of shares outstanding,
      as adjusted                              10,934,135   11,227,346
                                              ===========  ===========

Primary net income per common
 and common equivalent share                         $.35         $.33
                                                     ====         ====

Shares assuming full dilution:
 Weighted average number of
  shares outstanding                           10,585,404   10,595,728
 Shares issuable from assumed
  exercise of stock options and
  stock purchase plan reduced by
  number of shares which could
  have been purchased with the
  proceeds from exercise of such
  options and purchase plan                       348,731      631,618
                                              -----------  -----------

    Weighted average number
     of shares outstanding,
     as adjusted                               10,934,135   11,227,346
                                              ===========  ===========

Fully diluted net income per common
 and common equivalent share                         $.35         $.33
                                                     ====         ====
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